Exhibit 99.2

Kata Enterprises, Inc. and Subsidiaries
(A Pre-Exploration Stage Company)
Consolidated Balance Sheets

	(Unaudited)	(Audited)
	March 31,	December 31,
	2011	2010

Assets
Current Assets
Cash and cash equivalents	$6,901	$7,842
Total current assets	6,901	7,842

Deposit	499,846	489,556

Total Assets	506,747	497,398

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	160	157
Total Liabilities	160	157

Stockholders' Equity
Common stock, $100 par value, 100 shares
authorized, 100 issued & outstanding
as of March 31, 2011 & December 31, 2010 respectively	10,000	10,000
Additional paid-in capital	489,347	489,347
Retained earnings (deficit) accumulated during the pre-exploration stage	(2,688)	(2,105)
Accumulated other comprehensive income	9,131	-
Total Kata Enterprises, Inc. and Subsidiaries stockholders' equity	505,789	497,241

Non-controlling interest	798	-

Total liabilities and stockholders' equity	$506,747	$497,398

The accompanying notes are an integral part of these financial statements

Kata Enterprises, Inc. and Subsidiaries
(A Pre-Exploration Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended	For the Perioed August 20, 2010 (Inception) to
	March 31, 2011	March 31, 2011

Revenues	$-	$-

Operating Expenses
Exploration Expense	1,848	1,848
Legal Expense	1,075	1,075
Bank expense	340	2,445
Total Operating Expense	3,263	5,368

Income (loss) from operations	(3,263)	(5,368)

Other Items
Interest income	3,298	3,298
Interest expense	(618)	(618)
Total Other Items	2,680	2,680

Net Loss	(583)	(2,688)

Other comprehensive income (loss)
Foreign currency translation adjustment	9,131	9,131

Comprehensive income (loss)	8,548	6,443

Net Loss	(583)	(2,688)

Net income (loss) attributablke to non-controlling interest	4	-

Net income (loss) attributablke to Kata Enterprises, Inc.	$(579)	$(2,688)

Net loss per common share outstanding,
basic and diluted	$(5.79)	$(26.88)

Weighted average shares outstanding of common
stock, basic and diluted	100	100

The accompanying notes are an integral part of these financial statements

Kata Enterprises, Inc. and Subsidiaries
(A Pre-Exploration Stage Company)
CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)

	For The Three Months Ended March 31, 2011	For The Period August 20, 2010 (inception) to March 31, 2011

Cash Flows From Operating Activities:
Net Income (Loss)	$(583)	$(2,688)
Adjustments to reconcile net loss to net cash used in operations

Changes in operating assets and liabilities
Accounts Payable	3	160

Net Cash (Used In) Operating Activities	(580)	(2,529)

Cash Flows From Investing Activities
Deposit	-	(489,556)

Net Cash Used In Investing Activities	-	(489,556)

Cash Flows From Financing Activities:
Capital Contibuted by Minera Kata S.A.	-	499,347

Net Cash Provided by Financing Activities	-	499,347

Effect of exchange rate on cash	(361)	(361)

Net Increase (Decrease) in Cash	(941)	6,901

Cash at Beginning of Period	7,842	-

Cash at End of Period	$6,901	$6,901

The accompanying notes are an integral part of these financial statements

Kata Enterprises, Inc. and Subsidiaries
(A Pre-Exploration Stage Company)
Notes To The Consolidated Financial Statements
March 31, 2011
(UNAUDITED)

1.            ORGANIZATION AND GOING CONCERN

Organization

The Company, Kata Enterprises, Inc., was incorporated under the laws of the Panama on August 20, 2010.

The Company was organized for the purpose of acquiring and developing mineral properties. The Company has not begun exploration activities as of the balance sheet date, and is therefore considered to be in the pre-exploration stage.

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and are expressed in U.S. dollars.  The Company’s fiscal year end is December 31.

The accompanying consolidated financial statements include the accounts of the Company, its wholly-owned subsidiary, Kata Enterprises SAS, a company incorporated under the laws of Colombia, and an 85% owned entity, Minera Nariño SAS (formed by the Company in November 2010).

Going Concern

The Company’s consolidated financial statements as of March 31, 2011 and for the three months then ended have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.  The Company had a net loss of $583 for the three months ended March 31, 2011, and has working capital of $6,741 at March 31, 2011.

Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital.  The company needs to raise additional capital adequate to fund its future operations and maintaining its business strategy during the fiscal year ending December 31, 2011.  If the Company is unable to raise additional capital in the near future, management expects that the Company will need to curtail operations, liquidate assets, seek additional capital on less favorable terms and/or pursue other remedial measures.  These consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.             SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies used in the preparation of these consolidated financial statements.

Principles of consolidation

All inter-company balances and transactions have been eliminated in these consolidated financial statements.

Cash and cash equivalents

Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

Accounting Method

The Company recognizes income and expenses based on the accrual method of accounting.

Kata Enterprises, Inc. and Subsidiaries
(A Pre-Exploration Stage Company)
Notes To The Consolidated Financial Statements
March 31, 2011
(UNAUDITED)

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Basic and Diluted Net Income (loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding.   Diluted net income (loss) per share amounts are computed using the weighted average number of common and common equivalent shares outstanding as if shares had been issued on the exercise of the common share rights unless the exercise becomes antidilutive and then the basic and diluted per share amounts are the same.

Evaluation of Long-Lived Assets

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable.   The assets are subject to impairment consideration under ASC 360-10-35-17 if events or circumstances indicate that their carrying amounts might not be recoverable.  When the Company determines that an impairment analysis should be done, the analysis will be performed using rules of ASC 930-360-35, Asset Impairment, and 360-10-15-3 through 15-5, Impairment or Disposal of Long-Lived Assets.

Income Taxes

The Company utilizes the liability method of accounting for income taxes.  Under the liability method deferred tax assets and liabilities are determined based on differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to be reversed.   An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

Revenue Recognition

Revenue is recognized on the sale and delivery of a product or the completion of a service provided.

Advertising and Market Development

The company expenses advertising and market development costs as incurred.

Financial Instruments

The carrying amounts of financial instruments are considered by management to be their fair value due to their short term maturities.

Foreign currency translation

The Company’s functional currency is the Colombian Peso and its reporting currency is the U.S. dollar.  The consolidated financial statements of the Company are translated to U.S. dollars in accordance with ASC 830, “Foreign Currency Matters”.  Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date.  Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income.  The Company has not, to the date of these consolidated financial statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

Kata Enterprises, Inc. and Subsidiaries
(A Pre-Exploration Stage Company)
Notes To The Consolidated Financial Statements
March 31, 2011
(UNAUDITED)

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with general accepted accounting principles.  Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.   Actual results could vary from the estimates that were assumed in preparing these consolidated financial statements.

Statement of Cash Flows

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Mineral Property Acquisition Costs

Cost of acquisition and option costs of mineral rights are capitalized upon acquisition. Mine development costs incurred to develop new ore deposits, to expand the capacity of mines, or to develop mine areas substantially in advance of current production are also capitalized once proven and probable reserves exist and the property is a commercially mineable property.  Costs incurred to maintain current production or to maintain assets on a standby basis are charged to operations.  If the Company does not continue with exploration after completion of the feasibility study, the mineral rights will be expensed at that time.   Costs of abandoned projects are charged to exploration costs including related property and equipment costs.  To determine if these costs are in excess of their recoverable amount periodic evaluation of carrying value of the capitalized costs and related property and equipment costs are based upon expected future cash flows and/or estimated salvage value in accordance with Accounting Standard Codification (ASC) 360-10-35-15, Impairment or Disposal of Long-Lived Assets.

Various factors could impact our ability to achieve forecasted production schedules.  Additionally, commodity prices, capital expenditure requirements and reclamation costs could differ from the assumptions the Company may use in cash flow models used to assess impairment.   The ability to achieve the estimated quantities of recoverable mineral from exploration stage mineral interests involve further risks in addition to those factors applicable to mineral interests when proven and probable reserves have been identified, due to low level of confidence that the identified mineralization material can ultimately be mined.

Equipment

Equipment is recorded at cost and amortization is provided over its estimated economic life at 30% or on a straight line basis over its economic life.

Environmental Requirements

At the report date environmental requirements related to the mineral claim acquired are unknown and therefore any estimate of any future cost cannot be made.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its consolidated financial statements.

Kata Enterprises, Inc. and Subsidiaries
(A Pre-Exploration Stage Company)
Notes To The Consolidated Financial Statements
March 31, 2011
(UNAUDITED)

3.            STOCKHOLDERS’ EQUITY

The Company has 100 common shares authorized, and 100 shares issued and outstanding, at a par value of $100. These shares were issued to Minera Kata SAS (the Company’s parent company) for zero fair value.

In December 2010, Minera Kata SAS paid $499,347 to Kata SAS, as contributed capital.

4.            DEPOSIT

In December 2010, the wholly owned subsidiary of the Company deposited $489,556 into a trust account under the terms of an agreement to acquire rights and concessions for the purpose of mineral exploration of gold and silver in Colombia.

5.            SUBSEQUENT EVENTS

On February 25, 2011, South American Gold Corporation entered into a Stock Purchase Agreement with Minera Kata, S.A., a corporation organized under the laws of the Republic of Panama, to acquire twenty-five percent (25%) of the outstanding capital stock of Kata Enterprises, Inc. and the option to acquire the remaining seventy-five percent (75%) of the outstanding capital stock of Kata Enterprises, Inc.  On April 25, 2011, South American Gold Corporation and Minera Kata, SA entered into Amendment No. 1 to the Stock Purchase Agreement and with all other conditions being met, the acquisition by South American Gold Corporation of 25% of the outstanding capital stock of Kata Enterprises, Inc., was completed.